UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 20, 2015

Date of Report (Date of earliest event reported)

SPEED COMMERCE, INC.

(Exact name of registrant as specified in its charter)

Minnesota	000-22982	41-1704319
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1303 E. Arapaho Road, Suite 200 Richardson, TX 75081
(Address of principal executive offices) (Zip Code)

(866) 377-3331

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS

Item 1.01      Entry Into a Material Definitive Agreement

Item 9.01      Financial Statements and Exhibits

SIGNATURES

Item 1.01 Entry Into a Material Definitive Agreement.

On November 20, 2015, Speed Commerce, Inc., together with certain of its subsidiaries (collectively, the “Company”), entered into the Ninth Amendment to Amended and Restated Credit and Guaranty Agreement with various lenders and Garrison Loan Agency Services, LLC acting as agent (the “Ninth Amendment”). The Ninth Amendment served to amend that certain Amended and Restated Credit and Guaranty Agreement entered into by and among the Company and the Lenders that was attached as Exhibit 10.1 to that certain current report on Form 8-K filed by the Company on November 26, 2014, as amended (collectively, the “Credit Agreement”). Capitalized terms utilized herein are defined in the Credit Agreement.

Pursuant to the Ninth Amendment, among other things, the Credit Agreement has been amended to provide that the Company may, at the discretion of the administrative agent under the Credit Agreement, receive up to $10 million of additional term loans as Protective Advances pursuant to Section 9.9 of the Credit Agreement, regardless of whether the Company is then in default under the terms of the Credit Agreement. The financial terms of the Protective Advances, if any are provided to the Company, would be provided on terms that are consistent with those of the existing borrowings provided to the Company pursuant to the Credit Agreement.

The discussion herein regarding the Ninth Amendment is qualified in its entirety by reference to the Ninth Amendment, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this document:

Exhibit

10.1     Form of Ninth Amendment to Credit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 23, 2015	SPEED COMMERCE, INC.

	By:	/s/ Ryan F. Urness
	Name:	Ryan F. Urness
	Title:	Secretary and General Counsel

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